Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Medtronic, Inc. I, Robert L. Ryan, Chief Financial Officer of Medtronic, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic, Inc.

Date: March 5, 2004	/s/ Robert L. Ryan
Robert L. Ryan
Senior Vice President and Chief Financial Officer

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